Exhibit 99.1

ILG REPORTS SECOND QUARTER 2018 RESULTS

Miami, FL, August 3, 2018 — ILG (Nasdaq: ILG) today announced results for the second quarter ended June 30, 2018.

SECOND QUARTER HIGHLIGHTS

•                  Consolidated revenue increased 5% to $461 million

•                  Consolidated revenue excluding cost reimbursements increased 11% to $396 million

•                  Net income attributable to common stockholders was $27 million, higher by 4%

•                  Adjusted net income* was $39 million, up 26%

•                  Diluted EPS and adjusted diluted EPS* were $0.21 and $0.31, respectively

•                  Adjusted EBITDA* was $90 million, higher by 13%

•                  Excluding the estimated impact of the hurricanes, our results would have been the following:

•                  Consolidated revenue of $479 million, up 9%

•                  Consolidated revenue excluding cost reimbursement increased 16% to $414 million

•                  Consolidated timeshare contract sales of $140 million, higher by 9%

•                  Net income attributable to common stockholders of $31 million, up 19%

•                  Adjusted net income of $42 million, higher by 35%

•                  Adjusted EBITDA of $95 million, up 19%

•                  Diluted EPS and adjusted diluted EPS of $0.24 and $0.34, respectively

•                  Net cash and restricted cash from operating activities in the six months ended June 30, 2018 was $184 million

•                  Free cash flow* was $95 million, compared to $23 million

•                  ILG paid $43 million in dividends in the six months ended June 30, 2018

“We are very pleased with our results for the second quarter. Excluding the estimated impact of the hurricanes, consolidated revenue excluding cost reimbursements and Adjusted EBITDA would have increased 16% and 19%, respectively,” said Craig M. Nash, chairman, president, and CEO of ILG. “Through the hard work of our dedicated associates we continue to successfully execute on our strategic plan”.

* “Adjusted net income”, “Adjusted diluted EPS”, “Adjusted EBITDA” and “Free Cash Flow” are non-GAAP measures as defined by the U.S. Securities and Exchange Commission (the “SEC”). Please see “Presentation of Financial Information,” “Glossary of Terms” and “Reconciliations of Non-GAAP Measures” below for an explanation of non-GAAP measures used throughout this release.

Hurricane Impact

In September 2017, Hurricanes Irma and Maria affected several Vistana and HVO resorts and sales centers, as well as nearly 300 properties within the Interval Network or managed by VRI or Aqua-Aston Hospitality. At June 30, 2018 our Westin St. John Resort Villas in the U.S. Virgin Islands and Hyatt Residence Club Dorado, Hacienda del Mar, in Puerto Rico were closed and expected to reopen early in 2019. Approximately 35 Interval Network properties on the hardest-hit islands remained closed at quarter end.

The table below summarizes our results for the second quarter of 2018 and provides the estimated impact of the hurricanes in these periods:

	Three Months Ended June 30, 2018
	(Dollars in millions, except per share data)
	Reported	Hurricane impact	Ex Hurricane
Revenues	461	18	479
Net income attributable to common stockholders	27	4	31
Adjusted net income*	39	3	42
Adjusted EBITDA*	90	5	95
Diluted EPS	0.21	0.03	0.24
Adjusted diluted EPS*	0.31	0.03	0.34

Second quarter consolidated operating results

Consolidated revenue was $461 million, and excluding the estimated hurricane impact, it would have been $479 million, up 9% over the prior year driven by strong performance in our vacation ownership segment.

Net income attributable to common stockholders was $27 million. Excluding the estimated impact of the hurricanes it would have been $31 million, up 19% compared to the prior year. Diluted earnings per share (EPS) was $0.21, compared to $0.20 in the prior year.

Adjusted net income was $39 million, higher by 26%. Excluding the estimated impact from the hurricanes, it would have been $42 million, up 35% compared to the prior year. Adjusted diluted EPS was $0.31. Excluding the impact from the hurricane it would have been $0.34, higher by 36%.

Adjusted EBITDA increased 13% to $90 million. Excluding the impact from the hurricane, it would have been $95 million, an increase of 19% compared to 2017.

Business segment results

Vacation Ownership

Excluding cost reimbursements, Vacation Ownership segment revenue increased $37 million, to $263 million principally as a result of the following:

•                  $28 million increase in management fee and other revenue predominantly attributable to revenue from the consolidation of our HOAs starting in the fourth quarter of 2017. This increase is largely offset by a corresponding decrease in cost reimbursement revenue.

•                  $5 million increase in resort operations revenue primarily driven by higher available and occupied room nights and average daily rate resulting from the increase in the number of units which came on-line beginning in the second quarter of 2017.

•                  $3 million increase in sales of vacation ownership products principally attributable to higher consolidated contract sales

Vacation Ownership segment operating income more than doubled to $17 million and adjusted EBITDA was higher by $10 million to $41 million. Excluding the impact of the hurricanes, adjusted EBITDA would have increased $14 million to $45 million, 45% higher than 2017.

Exchange and Rental

Exchange and Rental segment revenue was $153 million dollars, relatively consistent with 2017. Excluding cost reimbursements, segment revenue was up 2% to $133 million dollars related to stronger club rental revenue resulting from the above-mentioned increase in available and occupied room nights and average daily rate.

Total Interval Network active members at quarter-end were 1.8 million, consistent with 2017, and average revenue per member was $48.14, up 2%.

Operating income for the segment was $35 million compared to $37 million in 2017 reflecting the adverse impact from the hurricanes and higher professional fees largely due to costs associated with our expected transaction with Marriott Vacations Worldwide. Adjusted EBITDA for the segment was $49 million, consistent with 2017. Excluding the estimated hurricane impact, adjusted EBITDA would have increased by 2%.

Capital Resources and Liquidity

As of June 30, 2018, ILG’s cash and cash equivalents totaled $143 million, compared to $122 million on December 31, 2017, and we had $242 million of eligible unsecuritized receivables.

The principal amount outstanding of long term corporate debt as of June 30, 2018 was $555 million consisting of $350 million 5 5/8% Senior Notes and $205 million drawn under our revolving credit facility.

ILG had $382 million available on its revolving credit facility, net of outstanding letters of credit as of June 30, 2018.

Net cash and restricted cash provided by operating activities in the first six months of 2018 was $184 million compared to $82 million. The $102 million increase was principally due to lower inventory spend of $81 million due to development activities at the Westin Nanea Ocean Villas in the prior year period, to higher net cash receipts partly attributable to property insurance proceeds of $42 million related primarily to the damage caused by the 2017 hurricanes on our Westin St. John resort and to lower taxes paid of $4 million. The increases were partly offset by $4 million of higher interest paid (net amounts capitalized).

Net cash used in investing activities was $18 million primarily related to capex associated with resort operations and sales and marketing locations, as well as IT initiatives. Capex in the quarter includes an offsetting $3 million of insurance proceeds for hurricane property damage.

Net cash and restricted cash used in financing activities was $153 million, reflecting $86 million repayments on securitized debt, net payments of $15 million on our revolving credit facility, dividend payments of $43 million, and $9 million withholding tax on the vesting of restricted stock units and shares.

Free cash flow for the six months ended June 30, 2018 was $95 million, compared to $23 million in 2017.  The change is primarily a result of the increase in net cash provided by operating activities, and lower capital expenditures, partially offset by higher net securitization activities, including higher repayments on securitizations.

Dividends

During the first six months of 2018, ILG paid $43 million, or $0.35 cents per share in dividends.

Combination with Marriott Vacations

On April 30, 2018, ILG announced it had entered into an agreement whereby Marriott Vacations Worldwide, Inc. (Marriott Vacations) will acquire ILG for a combination of cash and stock consideration which values the company at approximately $5.1 billion, based on Marriott Vacation’s closing price on April 27, 2018.

ILG shareholders will receive $14.75 per share in cash and the rest in newly issued shares of Marriott Vacations. The combination will result in ILG shareholders owning at closing approximately 43% of the company on a fully-diluted basis, based on a fixed exchange ratio.  Two ILG directors will be appointed to the board of the combined company.

The transaction, which is subject to shareholder approval and other customary closing conditions, is expected to close at the end of August. More information on the transaction can be found on the ILG website, ww.ilg.com.

PRESENTATION OF FINANCIAL INFORMATION

ILG management believes that the presentation of non-generally accepted accounting principles (non-GAAP) financial measures, including, among others, EBITDA, adjusted EBITDA, adjusted net income, adjusted basic and diluted EPS, and free cash flow, serves to enhance the understanding of ILG’s performance. These non-GAAP financial measures should be considered in addition to and not as substitutes for, or superior to, measures of financial performance and liquidity prepared in accordance with generally accepted accounting principles (GAAP). In addition, adjusted EBITDA (with certain different adjustments) is used to calculate compliance with certain financial covenants in ILG’s credit agreement and indenture. Management believes that these non-GAAP measures improve the transparency of our disclosures, provide meaningful presentations of our results from our business operations and liquidity excluding the impact of certain items not related to our core business operations and improve the period to period comparability of results from business operations. These measures may also be useful in comparing our results to those of other companies; however, our calculations may differ from the calculations of these measures used by other companies. More information about the non-GAAP financial measures, including reconciliations of historical GAAP results to the non-GAAP measures, is available in the financial tables that accompany this press release.

ABOUT ILG

ILG (Nasdaq: ILG) is a leading provider of professionally delivered vacation experiences and the exclusive global licensee for the Hyatt®, Sheraton®, and Westin® brands in vacation ownership. The company offers its owners, members, and guests access to an array of benefits and services, as well as world-class destinations through its international portfolio of resorts and clubs.  ILG’s operating businesses include Aqua-Aston Hospitality, Hyatt Vacation Ownership, Interval International, Trading Places International, Vacation Resorts International, VRI Europe, and Vistana Signature Experiences. Through its subsidiaries, ILG independently owns and manages the Hyatt Residence Club program and uses the Hyatt Vacation Ownership name and other Hyatt marks under license from affiliates of Hyatt Hotels Corporation. In addition, ILG’s Vistana Signature Experiences, Inc. is the exclusive provider of vacation ownership for the Sheraton and Westin brands and uses related trademarks under license from Starwood Hotels & Resorts Worldwide, LLC. Headquartered in Miami, Florida, ILG has offices in 15 countries and more than 10,000 associates. For more information, visit www.ilg.com.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

Information included or incorporated by reference in this communication, and information which may be contained in other filings with the Securities and Exchange Commission (the “SEC”) and press releases or other public statements, contains or may contain “forward-looking” statements, as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the SEC in its rules, regulations and releases. These forward-looking statements include, among other things, statements of plans, objectives, expectations (financial or otherwise) or intentions.

Forward-looking statements are any statements other than statements of historical fact, including statements regarding ILG, Inc.’s (the “Company”) and Marriott Vacations Worldwide Corporation’s (“MVW”) expectations, beliefs, hopes, intentions or strategies regarding the future.  Among other things, these forward-looking statements may include statements regarding the proposed combination of the Company and MVW; our beliefs relating to value creation as a result of a potential combination of the Company and MVW; the expected timetable for completing the transactions; benefits and synergies of the transactions; future opportunities for the combined company; and any other statements regarding the Company’s and MVW’s future beliefs, expectations, plans, intentions, financial condition or performance. In some cases, forward-looking statements can be identified by the use of words such as “may,” “will,” “expects,” “should,” “believes,” “plans,” “anticipates,” “estimates,” “predicts,” “potential,” “continue,” or other words of similar meaning.

Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in, or implied by, the forward-looking statements.  Factors that might cause such a difference include, but are not limited to, general economic conditions, our financial and business prospects, our capital requirements, our financing prospects, our relationships with associates and labor unions, our ability to consummate potential acquisitions or dispositions, our relationships with the holders of licensed marks, and those additional factors disclosed as risks in other reports filed by us with the Securities and Exchange Commission, including those described in Part I of the Company’s most recently filed Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K as well as in MVW’s most recently filed Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K and in the joint proxy statement/prospectus included in the registration statement on Form S-4 filed by MVW with the SEC, and any amendments thereto.

Other risks and uncertainties include the timing and likelihood of completion of the proposed transactions between the Company and MVW; the possibility that the Company’s stockholders may not approve the proposed transactions; the possibility that MVW’s stockholders may not approve the issuance of the MVW shares to be issued in connection with the proposed transactions; the possibility that the expected synergies and value creation from the proposed transactions will not be realized or will not be realized within the expected time period; the risk that the businesses of the Company and MVW will not be integrated successfully; the potential impact of disruption from the proposed transactions making it more difficult to maintain business and operational relationships; the risk that unexpected costs will be incurred; the ability to retain key personnel; the availability of financing; the possibility that the proposed transactions do not close; as well as more specific risks and uncertainties. You should carefully consider these and other relevant factors, including those risk factors in this communication and other risks and uncertainties that affect the businesses of the Company and MVW described in their respective filings with the SEC, when reviewing any forward-looking statement. These factors are noted for investors as permitted under the Private Securities Litigation Reform Act of 1995.  We caution readers that any such statements are based on currently available operational, financial and competitive information, and they should not place undue reliance on these forward-looking statements, which reflect management’s opinion only as of the date on which they were made. Except as required by law, we disclaim any obligation to review or update these forward-looking statements to reflect events or circumstances as they occur.

NO OFFER OR SOLICITATION

This communication is for informational purposes only and is not intended to and does not constitute an offer to buy, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.  No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

IMPORTANT INFORMATION AND WHERE TO FIND IT

The proposed transactions involving the Company and MVW will be submitted to the Company’s stockholders and MVW’s stockholders for their consideration.  In connection with the proposed transaction, on July 19, 2018, MVW filed with the Securities and Exchange Commission (the “SEC”) an amendment to the registration statement on Form S-4 that included a joint proxy statement/prospectus for the stockholders of the Company and MVW and was filed with the SEC on June 6, 2018. The registration statement was declared effective by the SEC on July 23, 2018. The Company and MVW mailed the definitive joint proxy statement/prospectus to their respective stockholders on or about July 25, 2018 and each of the Company and MVW intend to hold the special meeting of the stockholders of the Company and MVW on August 28, 2018. This communication is not intended to be, and is not, a substitute for such filings or for any other document that the Company or MVW may file with the SEC in connection with the proposed transaction.  SECURITY HOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE REGISTRATION STATEMENT ON FORM S-4 AND THE JOINT PROXY STATEMENT/PROSPECTUS, CAREFULLY AND IN THEIR ENTIRETY, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  The registration statement, the joint proxy statement/prospectus and other relevant materials and any other documents filed or furnished by the Company or MVW with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov.  In addition, security holders will be able to obtain free copies of the registration statement and the joint proxy statement/prospectus from the Company by going to its investor relations page on its corporate web site at www.ilg.com and from MVW by going to its investor relations page on its corporate web site at www.marriottvacationsworldwide.com.

PARTICIPANTS IN THE SOLICITATION

The Company, MVW, their respective directors and certain of their respective executive officers and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction.  Information about the Company’s directors and executive officers is set forth in its Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on March 1, 2018 and in its definitive proxy statement filed with the SEC on May 7, 2018, and information about MVW’s directors and executive officers is set forth in its Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on February 27, 2018, and in its definitive proxy statement filed with the SEC on April 3, 2018.  These documents are available free of charge from the sources indicated above, and from the Company by going to its investor relations page on its corporate web site at www.ilg.com and from MVW by going to its investor relations page on its corporate web site at www.marriottvacationsworldwide.com. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed transactions is presented in the definitive joint proxy statement/prospectus included in the registration statement on Form S-4 filed by MVW with the SEC, and may be included in other relevant materials that the Company and MVW file with the SEC.

ILG, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In millions, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Revenues:
Service and membership related	$148	$119	$300	$247
Sales of vacation ownership products, net	121	118	244	223
Rental and ancillary services	104	97	222	204
Consumer financing	23	22	47	43
Cost reimbursements	65	85	131	168
Total revenues	461	441	944	885
Operating costs and expenses:
Cost of service and membership related sales	67	33	132	68
Cost of vacation ownership product sales	22	28	61	54
Cost sales of rental and ancillary services	70	78	142	155
Cost of consumer financing	7	7	15	14
Cost reimbursements	65	85	131	168
Royalty fee expense	11	11	22	21
Selling and marketing expense	81	76	159	145
General and administrative expense	65	58	124	112
Amortization expense of intangibles	5	5	10	10
Depreciation expense	16	15	31	30
Total operating costs and expenses	409	396	827	777
Operating income	52	45	117	108
Other income (expense):
Interest income	1	—	1	—
Interest expense	(7)	(7)	(15)	(12)
Other income expense, net	(5)	(2)	—	8
Gain on bargain purchase	—	2	—	2
Equity in earnings from unconsolidated entities	—	1	1	3
Total other income (expense), net	(11)	(6)	(13)	1
Earnings before income taxes and noncontrolling interests	41	39	104	109
Income tax provision	(13)	(13)	(33)	(38)
Net income	28	26	71	71
Net income attributable to noncontrolling interests	(1)	—	(2)	(1)
Net income attributable to common stockholders	$27	$26	$69	$70

Earnings per share attributable to common stockholders:
Basic	$0.21	$0.21	$0.56	$0.56
Diluted	$0.21	$0.20	$0.55	$0.55
Weighted average number of shares of common stock outstanding:
Basic	124,241	124,384	124,033	124,191
Diluted	125,874	126,141	125,813	125,862
Dividends declared per share of common stock	$0.175	$0.15	$0.350	$0.30

Adjusted net income(1)	$39	$31	$85	$72
Adjusted earnings per share(1):
Basic	$0.31	$0.25	$0.69	$0.57
Diluted	$0.31	$0.25	$0.68	$0.57

(1) “Adjusted net income” and “Adjusted earnings per share” are non-GAAP measures as defined by the SEC. Please see “Reconciliations of Non-GAAP Measures” for a reconciliation to the comparable GAAP measure.

ILG, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

	June 30, 2018	December 31, 2017

ASSETS
Cash and cash equivalents	$143	$122
Restricted cash and cash equivalents	215	227
Vacation ownership mortgages receivable, net	77	79
Vacation ownership inventory	486	496
Prepaid income taxes	36	58
Other current assets	236	218
Total current assets	1,193	1,200
Restricted cash and cash equivalents	4	3
Vacation ownership mortgages receivable, net	657	658
Vacation ownership inventory	72	60
Investments in unconsolidated entities	54	55
Goodwill and intangible assets, net	992	1,004
Property and equipment, net	606	616
Other non-current assets	83	91
TOTAL ASSETS	$3,661	$3,687

LIABILITIES AND EQUITY
LIABILITIES:
Accounts payable, trade	$46	$46
Deferred revenue	177	162
Current portion of securitized debt from VIEs	128	146
Other current liabilities	320	287
Total current liabilities	671	641
Long-term debt	548	562
Securitized debt from VIEs	361	429
Deferred revenue	82	76
Other long-term liabilities	262	262
TOTAL LIABILITIES	1,924	1,970
Redeemable noncontrolling interest	1	1
Total ILG stockholders’ equity	1,697	1,679
Noncontrolling interests	39	37
TOTAL EQUITY	1,736	1,716
TOTAL LIABILITIES AND EQUITY	$3,661	$3,687

ILG, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	Six Months Ended June 30,
	2018	2017

Cash flows from operating activities:
Net income	$71	$71
Adjustments to reconcile net income to net cash and restricted cash provided by operating activities:
Amortization expense of intangibles	10	10
Bad debt expense	4	1
Depreciation expense	31	30
Allowance for losses on originated loans	23	15
Allowance for impairment on acquired loans	3	5
Accretion of mortgages receivable	2	3
Non-cash compensation expense	11	12
Deferred income taxes	10	13
Equity in earnings from unconsolidated entities	(1)	(3)
Gain on bargain purchase of Vistana acquisition	—	(2)
Changes in operating assets and liabilities and other	20	(73)
Net cash and restricted cash provided by operating activities	184	82
Cash flows from investing activities:
Capital expenditures	(22)	(48)
Purchases of trading investments	4	—
Net cash used in investing activities	(18)	(48)
Cash flows from financing activities:
Borrowings on revolving credit facility, net	(15)	71
Payments on securitized debt	(86)	(66)
Purchases of treasury stock	—	(3)
Dividend payments to stockholders	(43)	(37)
Withholding taxes on vesting of restricted stock units	(9)	(5)
Net cash and restricted cash used in financing activities	(153)	(40)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(3)	3
Net increase (decrease) in cash, cash equivalents and restricted cash	10	(3)
Cash, cash equivalents and restricted cash at beginning of period	352	244
Cash, cash equivalents and restricted cash at end of period	$362	$241

Supplemental disclosures of cash flow information:
Interest paid, net of amounts capitalized	$21	$17
Income taxes paid, net of refunds	$12	$16

OPERATING STATISTICS

	Three Months Ended June 30,			Six Months Ended June 30,
	2018	% Change	2017	2018	% Change	2017

Vacation Ownership(2)
Consolidated timeshare contract sales (in millions)	$132	3%	$128	$266	6%	$250
Volume per guest	$2,863	(6)%	$3,036	$3,037	(3)%	$3,144
Tour flow	45,391	9%	41,689	86,151	10%	78,465
Exchange and Rental
Total active members at end of period (000’s)	1,800	(1)%	1,812	1,800	(1)%	1,812
Average revenue per member	$48.14	2%	$47.39	$101.38	2%	$99.75

(2) As part of the continued integration of our VO business, in the fourth quarter of 2017 we harmonized and clarified the calculation of total timeshare contract sales and consolidated timeshare contract sales to report all sales gross of incentives. In order to aid comparability, we have recast prior periods.

SEGMENT REVENUES

	Three Months Ended June 30,			Six Months Ended June 30,
	2018	% Change	2017	2018	% Change	2017
	(In millions)			(Dollars in millions)
Vacation Ownership
Resort operations revenue	$58	9%	$53	$124	13%	$110
Management fee and other revenue	61	85%	33	116	81%	64
Sale of vacation ownership products, net	121	3%	118	244	9%	223
Consumer financing revenue	23	5%	22	47	9%	43
Cost reimbursement revenue	45	(24)%	59	90	(23)%	117
Total revenue	$308	8%	$285	$621	11%	$557
Vacation Ownership gross margin	45%	7%	42%	44%	2%	43%
Vacation Ownership gross margin without cost reimbursement revenue	53%	(0)%	53%	51%	(6)%	54%
Exchange and Rental
Transaction revenue	$50	2%	$49	$109	1%	$108
Membership fee revenue	35	(3)%	36	71	0%	71
Ancillary member revenue	2	0%	2	4	(20)%	5
Total member revenue	87	0%	87	184	0%	184
Club rental revenue	29	7%	27	62	9%	57
Other revenue	6	20%	5	12	20%	10
Rental management revenue	11	0%	11	24	(8)%	26
Cost reimbursement revenue	20	(23)%	26	41	(20)%	51
Total revenue	$153	(2)%	$156	$323	(2)%	$328
Exchange and Rental gross margin	59%	2%	58%	59%	4%	57%
Exchange and Rental gross margin without cost reimbursement revenue	68%	(2)%	69%	68%	(0)%	68%

RECONCILIATIONS OF NON-GAAP MEASURES

	Six Months Ended June 30,
	2018	2017
	(In millions)
Operating activities before inventory spend	$232	$233
Inventory spend	(39)	(120)
Net changes in operating-related restricted cash	(9)	(31)
Net cash and restricted cash provided by operating activities	184	82
Repayments on securitizations	(86)	(66)
Net changes in financing-related restricted cash	2	20
Net securitization activities	(84)	(46)
Net changes in operating-related restricted cash	9	31
Capital expenditures	(22)	(48)
Acquisition-related and restructuring payments	8	4
Free cash flow	$95	$23

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(In millions, except per share data)
Net income attributable to common stockholders	$27	$26	$69	$70
Acquisition related and restructuring costs	8	4	9	8
Other non-operating foreign currency remeasurements	5	2	—	(8)
Impact of purchase accounting	—	1	—	(2)
Other special items	3	—	9	—
Asset impairments	2	2	4	5
Income tax impact of adjusting items(3)	(6)	(4)	(6)	(1)
Adjusted net income	$39	$31	$85	$72
Earnings per share attributable to common stockholders:
Basic	$0.21	$0.21	$0.56	$0.56
Diluted	$0.21	$0.20	$0.55	$0.55
Adjusted earnings per share:
Basic	$0.31	$0.25	$0.69	$0.57
Diluted	$0.31	$0.25	$0.68	$0.57
Weighted average number of common stock outstanding:
Basic	124,241	124,384	124,033	124,191
Diluted	125,874	126,141	125,813	125,862

(3) All adjusting items were tax effected using the applicable projected annual effective tax rate since none of the adjustments were discrete to the periods.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
	(In millions)
Sales of vacation ownership products, net	$121	$118	$244	$223
Provision for loan losses	14	8	22	15
Other items and adjustments(4)	(3)	2	—	12
Consolidated timeshare contract sales	$132	$128	$266	$250

(4) Includes adjustments for incentives, certain GAAP deferrals, cancelled sales, trial vacation package sales, fractional sales and other items.

	Three Months Ended June 30,
	2018			2017
	Vacation Ownership	Exchange and Rental	Consolidated	Vacation Ownership	Exchange and Rental	Consolidated
	(In millions)
Net income attributable to common stockholders			$27			$26
Net income attributable to noncontrolling interest			1			—
Net income			28			26
Income tax provision			13			13
Other special items (gain on bargain purchase)			—			(2)
Equity in earnings from unconsolidated entities			—			(1)
Other non-operating expense, net			5			2
Interest expense			7			7
Interest income			(1)			—
Operating income	$17	$35	52	$8	$37	45
Other non-operating income (expense), net	(7)	2	(5)	(2)	—	(2)
Other special items (gain on bargain purchase)	—	—	—	—	2	2
Equity in earnings from unconsolidated entities	—	—	—	1	—	1
Net income attributable to noncontrolling interest	(1)	—	(1)	—	—	—
Depreciation expense	11	5	16	10	5	15
Amortization expense of intangibles	2	3	5	2	3	5
EBITDA	22	45	67	19	47	66
Other special items	2	1	3	1	(1)	—
Impact of purchase accounting	—	—	—	(1)	—	(1)
Asset impairments	2	—	2	2	—	2
Acquisition related and restructuring costs	5	3	8	4	—	4
Less: Other non-operating (income) expense, net	7	(2)	5	2	—	2
Non-cash compensation expense	3	2	5	4	3	7
Adjusted EBITDA	$41	$49	$90	$31	$49	$80

	Six Months Ended June 30,
	2018			2017
	Vacation Ownership	Exchange and Rental	Consolidated	Vacation Ownership	Exchange and Rental	Consolidated
	(Dollars in millions)
Net income attributable to common stockholders			$69			$70
Net income attributable to noncontrolling interest			2			1
Net income			71			71
Income tax provision			33			38
Other special items (gain on bargain purchase)			—			(2)
Equity in earnings from unconsolidated entities			(1)			(3)
Other non-operating income, net			—			(8)
Interest expense			15			12
Interest income			(1)			—
Operating income	$35	$82	117	$23	$85	108
Other non-operating income (expense), net	—	—	—	10	(2)	8
Other special items (gain on bargain purchase)	—	—	—	—	2	2
Equity in earnings from unconsolidated entities	1	—	1	3	—	3
Net income attributable to noncontrolling interest	(2)	—	(2)	(1)	—	(1)
Depreciation expense	21	10	31	20	10	30
Amortization expense of intangibles	4	6	10	4	6	10
EBITDA	59	98	157	59	101	160
Other special items	5	2	7	1	(1)	—
Asset impairments	4	—	4	—	—	—
Impact of purchase accounting	—	—	—	(5)	—	(5)
Acquisition related and restructuring costs	6	3	9	7	—	7
Less: Other non-operating (income) expense, net	—	—	—	(10)	2	(8)
Non-cash compensation expense	5	6	11	7	5	12
Adjusted EBITDA	$79	$109	$188	$64	$107	$171

GLOSSARY OF TERMS

Acquisition related and restructuring costs - Represents transaction fees, costs incurred in connection with performing due diligence, subsequent adjustments to our initial estimate of contingent consideration obligations associated with business acquisitions, and other direct costs related to acquisition activities. Additionally, this item includes certain restructuring charges primarily related to workforce reductions, costs associated with integrating acquired businesses and estimated costs of exiting contractual commitments.

Adjusted earnings per share (EPS) is defined as adjusted net income divided by the weighted average number of shares of common stock outstanding during the period for basic EPS and, additionally, inclusive of dilutive securities for diluted EPS.

Adjusted EBITDA - EBITDA, excluding, if applicable: (1) non-cash compensation expense, (2) goodwill and asset impairments, (3) acquisition related and restructuring costs, (4) other non-operating income and expense, (5) the impact of the application of purchase accounting, and (6) other special items. The Company’s presentation of adjusted EBITDA may not be comparable to similarly-titled measures used by other companies.

Adjusted net income is defined as net income attributable to common stockholders, excluding the impact of (1) acquisition related and restructuring costs, (2) other non-operating foreign currency remeasurements, (3) the impact of the application of purchase accounting, (4) goodwill and asset impairments, and (5) other special items.

Ancillary member revenue - Other Interval Network member related revenue including insurance and travel related services.

Average revenue per member - Membership fee revenue, transaction revenue and ancillary member revenue for the Interval Network, Vistana Signature Network and Hyatt Residence Club for the applicable period, divided by the monthly weighted average number of Interval Network active members during the applicable period.

Club rental revenue — Represents rentals generated by the Vistana Signature Network and Hyatt Residence Club mainly to monetize inventory to provide exchanges through hotel loyalty programs.

Consolidated timeshare contract sales — Total timeshare interests sold at consolidated projects pursuant to purchase agreements, gross of incentives and net of actual cancellations and rescissions, where we have met a minimum threshold amounting to a 10% down payment of the contract purchase price during the period. For upgrade sales, we include only the incremental value purchased.

Consumer financing revenue — Includes interest income on vacation ownership mortgages receivable, as well as loan servicing fees from unconsolidated entities.

Cost reimbursements - Represents the compensation and other employee-related costs directly associated with managing properties that are included in both revenue and cost of sales and that are passed on to the property owners or homeowner associations without mark-up. Cost reimbursement revenue of the Vacation Ownership segment also includes reimbursement, without mark-up, of sales and marketing expenses, and in some cases certain other expenses pursuant to contractual arrangements. Management believes presenting gross margin without these expenses provides management and investors a relevant period-over-period comparison.

EBITDA - Net income attributable to common stockholders excluding, if applicable: (1) non-operating interest income and interest expense, (2) income taxes, (3) depreciation expense, and (4) amortization expense of intangibles.

Free cash flow — is defined as cash and restricted cash provided by operating activities less capital expenditures, plus net changes in financing-related restricted cash and net borrowing and repayment activity pertaining to securitizations, and excluding changes in operating-related restricted cash and certain payments unrelated to our ongoing core business, such as acquisition-related and restructuring costs.

Impact of the application of purchase accounting — represents the difference between amounts derived from the fair value remeasurement of assets and liabilities acquired in a business combination versus the historical basis. We believe generally this is most meaningful in the first year subsequent to an acquisition.

Management fee revenue — Represents vacation ownership property management revenue earned by our Vacation Ownership segment exclusive of cost reimbursements.

Membership fee revenue — Represents fees paid for membership in the Interval Network, Vistana Signature Network and Hyatt Residence Club.

Net leverage — Long term debt (excluding issuance costs) minus cash and cash equivalents divided by Adjusted EBITDA.

Other special items — consist of other items that we believe are not related to our core business operations. For the three and six months ended June 30, 2018 and 2017, such items include (as applicable to the respective period): (i) costs related to non-ordinary course litigation matters described in the notes to our financial statements, (ii) impact to our financial statements related to natural disasters, including Hurricane Irma and other named storms, and (iii) costs related to our Board of Director’s strategic review.

Other revenue — includes revenue related primarily to exchange and rental transaction activity and membership programs outside of the Interval Network, Vistana Signature Network and Hyatt Residence Club, sales of marketing materials primarily for point-of-sale developer use, and certain financial services-related fee income.

Rental and ancillary services revenue — Includes our rental activities such as Getaways, club rentals and owned hotel revenues, as well as associated resort ancillary revenues.

Rental management revenue — Represents rental management revenue earned by our vacation rental businesses within our Exchange and Rental segment, exclusive of cost reimbursement revenue.

Resort operations revenue — Pertains to our revenue generating activities from rentals of owned vacation ownership inventory (exclusive of lead-generation) along with ancillary resort services, in addition to rental and ancillary revenue generated by owned hotels.

Sales of vacation ownership products, net — Includes sales of vacation ownership products, net, for HVO and Vistana.

Service and membership revenue — Revenue associated with providing services including membership-related activities and exchange transactions, as well vacation ownership and vacation rental management businesses.

Total active members - Active members of the Interval Network in good standing as of the end of the period. All Vistana Signature Network and Hyatt Residence Club members are also members of the Interval Network.

Tour flow — Represents the number of sales presentations given at sales centers (other than at unconsolidated properties) during the period.

Transaction revenue — Interval Network, Vistana Signature Network and Hyatt Residence Club transactional and service fees paid primarily for exchanges, Getaways, reservation servicing and related transactions.

Volume per guest — Consolidated timeshare contract sales excluding telesales, divided by tour flow during the period.

ILG, Inc.

Investor Contact
Lily Arteaga, 305-925-7302
Investor Relations
Lily.Arteaga@ilg.com

Or

Media Contact
Christine Boesch, 305-925-7267
Corporate Communications
Chris.Boesch@ilg.com